UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 16, 2013
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394

_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 8.01 Other Events

Item 2.02 Results of Operations and Financial Condition

Item 8.01 Other Events

Data I/O took restructuring actions this week to reduce our excess office space and eliminate certain job positions.  The positions eliminated will allow the company to have the flexibility to add other critical positions or change fixed to variable costs through outsourcing.  The net effect of the space and personnel reductions, offset in part by the other planned additions, will be to reduce annual operating expenses by approximately $300,000 when fully implemented by the third quarter of 2013.

The restructuring charges associated with these actions are expected to be approximately $195,000 for personnel severance related costs and to lease abandonment charges of approximately $330,000.  These restructuring charges will be incurred in the second quarter of 2013, however the $330,000 related to lease abandonments will continue to be paid over the term of the leases unless the applicable leases are renegotiated with the landlords or costs are partially offset by unanticipated subleases.

Item 2.02 Results of Operations and Financial Condition

Data I/O expects to report revenues of $4.75 million for the first quarter of 2013, and will release the results for the first quarter of 2013 on April 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

April 16, 2013	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer